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                            UNITED STATES
                  SECURITIES & EXCHANGE COMMISSION
                       Washington, DC.  20549


                              FORM 8-K


                            CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of the Securities
        Exchange Act of 1934


     Date of Report (Date of earliest event reported)
                           August 22, 1996


                   GREAT SOUTHERN BANCORP, INC.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)


            Delaware         0-18082            43-1524856
     -------------------------------------------------------
     (State or other   (Commission File No.)  (IRS Employer)
      jurisdiction of
      incorporation)


      1451 E. Battlefield,  Springfield, Missouri  65804
      ----------------------------------------------------
       (Address of principal executive offices)  (Zip Code)


     Registrant's telephone number, including area code
                          (417) 887-4400


                            N/A
     -----------------------------------------------------
     (Former name or former address, if changed since last report)






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Item 5.  Other Events

     On August 22, 1996, the Registrant issued the attached press release announcing a 2-for-1 stock split to become effective October 21, 1996, contingent on stockholder approval at the October 16, 1996 annual meeting.


Item 7.  Financial Statements and Exhibits

     (c) Exhibits

              20.1  Press release dated August 22, 1996.







                              SIGNATURES

     Pursuant  to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               GREAT SOUTHERN BANCORP, INC.
  Date: August 22, 1996         /s/ Don M. Gibson
       -----------------       ----------------------------
                               Don M. Gibson
                               Executive Vice President



















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Exhibit 20.1




FOR MORE INFORMATION                       FOR IMMEDIATE
CONTACT TERESA CHASTEEN                    RELEASE: 8/22/96
AT (417)895-4529

                   GREAT SOUTHERN BANCORP, INC.
                         ANNOUNCES 2-FOR-1
                           STOCK SPLIT

The Board of Directors of Great Southern Bancorp, Inc.
(NASDAQ:GSBC) today announced a two-for-one stock split of its common stock.

The split is contingent on majority approval, by stockholders at the October 16, 1996 annual meeting, of a proposal to increase authorized shares by an additional 10 million shares. A detailed explanation of the proposal will be provided to stockholders at a later date.

In announcing the stock split, William V. Turner, Chairman and President said: "The primary objective is to increase the availability of our company's stock in the marketplace, thereby allowing interested buyers to become shareholders."

Provided the stockholders approve the increase in authorized shares, the stock split will become effective on October 21, 1996, and certificates representing new shares will be distributed soon thereafter to October 11, 1996 shareholders of record.

The principal subsidiary of Great Southern Bancorp, Inc.,
Great Southern Bank, is a $670 million Federal Savings Bank headquartered in Springfield, Missouri which operates extensive branch and ATM networks throughout southwest and central Missouri.